UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011
___________

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

    On February 7, 2011, Village Bank and Trust Financial Corp. (the “Company”) issued a press release reporting its financial results for the period ended December 31, 2010.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 8.01       Other Events.

    The Company also disclosed on February 7, 2011 that it has entered into a Memorandum of Understanding (the “Memorandum”) with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions (the “Supervisory Authorities”).  Pursuant to the Memorandum, the Company must submit to the Supervisory Authorities acceptable policies and procedures to ensure that the Company does not violate Sections 23A and 23B of the Federal Reserve Act and Regulation W of the Board of Governors.  In addition, the Company will not, without prior written approval of the Supervisory Authorities:

•	declare or pay any dividends on its common stock or preferred stock;
•	take dividends or any other form of payment representing a reduction in capital from Village Bank, its wholly owned banking subsidiary (the “Bank”);
•	make any payments on trust preferred securities;
•	incur, increase, repay, refinance or guarantee any debt; or
•	purchase or redeem any shares of its stock.

    The Company also must notify the Supervisory Authorities prior to using its cash assets other than (i) investment in obligations or equity of the Bank, (ii) investment in short-term, liquid assets or (iii) its normal and customary expenses, including regularly scheduled interest payments on existing debt.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 7, 2011

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: February 7, 2011	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 7, 2011